Exhibit 32.2

CERTIFICATE OF CHIEF FINANCIAL OFFICER

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

The undersigned, who is the Senior Vice President and Chief Financial Officer of CCF Holding Company (the “registrant”), hereby certifies as follows:

The Quarterly Report on Form 10-QSB/A of the registrant (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated this 2nd day of June, 2006.

/s/ Mary Jo Rogers
Mary Jo Rogers, Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.